                                                                Exhibit 99.(10)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated April 1, 2004 for Jefferson National Life Annuity Account C included in this Registration Statement on Form N-4 (No. 033-02460 and 811-04819) and the related Prospectus of Jefferson National Life Annuity Account C dated May 1, 2004.

We also consent to the use of our report on Jefferson National Life Insurance Company dated April 23, 2004 included in this Registration Statement. Such report expresses our opinion that Jefferson National Life Insurance Company's statutory-basis financial statements present fairly, in all material respects, the financial position of Jefferson National Life Insurance Company at December 31, 2003 and 2002, and the results of its operations and cash flows for the years then ended in conformity with statutory accounting practices prescribed or permitted by the Texas State Insurance Department and not in conformity with accounting principles generally accepted in the United States.

                                             /s/ Ernst & Young LLP

New York, New York
April 30, 2004